UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
                               (Amendment No. 2)



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              QUARTZ VENTURES INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


            NEVADA                          1090                  71-1029846
_______________________________ ____________________________ ___________________
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


          11730 BRIARWOOD CIRCLE, SUITE 1, BOYNTON BEACH, FLORIDA 33437
                            TELEPHONE: (561)-523-1450
   ___________________________________________________________________________
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                RICHARD GOODHART
     PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, SECRETARY,
                            TREASURER AND A DIRECTOR
          11730 BRIARWOOD CIRCLE, SUITE 1, BOYNTON BEACH, FLORIDA 33437
                            TELEPHONE: (561)-523-1450

                                 WITH A COPY TO:

             DIANE D. DALMY, ATTORNEY AT LAW, 8965 W. CORNELL PLACE,
                LAKEWOOD, COLORADO 80227 TELEPHONE (303) 985.9324
 ______________________________________________________________________________
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
   __________________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

       [ ]  Large accelerated filer               [ ] Accelerated filer

       [ ]  Non-accelerated filer                 [X] Smaller reporting company
 (Do not check if a smaller reporting company)


__________________________________________________________________________________________________________________________
                         CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________________________________
                                           AMOUNT TO         PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF           BE REGISTERED      OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
     SECURITIES TO BE REGISTERED           ((1)), (2)           SHARE ((3))              PRICE((3))              FEE
__________________________________________________________________________________________________________________________
Common stock, par value $0.001 per         2,300,000              $0.02                    $46,000            $90.39
share                                      Shares
__________________________________________________________________________________________________________________________


(1) Amount to be registered represents 2,300,000 shares of common stock with a proposed maximum offering price of $0.02 per share, which shares of common stock were issued in connection with a private placement completed by the registrant on December 12, 2005 at a price of $0.01 per share.

(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").
(3) The proposed maximum offering price per share is calculated in accordance with Rule 457 of the Securities Act based on the most recent sale price of the registrant's shares.


________________________________________________________________________________
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
________________________________________________________________________________

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                              QUARTZ VENTURES, INC.
                              A NEVADA CORPORATION

                        2,300,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 2,300,000 shares of our common stock that may be sold, from time to time, by the selling stockholders named in this prospectus for their own account, consisting of 2,300,000 shares issued in connection with a private placement transaction we completed on December 12, 2005.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our shares, which was effected at $0.02 per share. There is no relationship whatsoever between the offering price and our assets, earnings, book value, or any other objective criteria of value.

We intend to apply to list our shares of common stock for trading on the over-the-counter bulletin board (the "OTC Bulletin Board") at the time the registration statement of which this prospectus forms a part becomes effective. The selling stockholders will sell their shares at a price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

We will not receive any proceeds from the sales of any of our shares of common stock by the selling stockholders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE BUYING ANY OF OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   THE DATE OF THIS PROSPECTUS IS XXXX, 2008.

                                   __________

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND IMPORTANT INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                TABLE OF CONTENTS

ITEM                                                                    PAGE NO.

SUMMARY....................................................................... 3

RISK FACTORS.................................................................. 4

FORWARD-LOOKING STATEMENTS....................................................11

USE OF PROCEEDS...............................................................12

DETERMINATION OF OFFERING PRICE...............................................12

DILUTION......................................................................12

SELLING STOCKHOLDERS..........................................................12

PLAN OF DISTRIBUTION..........................................................14

DESCRIPTION OF SECURITIES TO BE REGISTERED....................................16

INTERESTS OF NAMED EXPERTS AND COUNSEL........................................16

DESCRIPTION OF BUSINESS AND PROPERTIES........................................17

LEGAL PROCEEDINGS.............................................................20

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
  RELATED STOCKHOLDER MATTERS.................................................20

FINANCIAL STATEMENTS..........................................................22


MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...............................................................27

CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE..................................................................31

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................31

EXECUTIVE COMPENSATION........................................................32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................34

TRANSACTIONS WITH RELATED PERSONS,  PROMOTERS AND CERTAIN CONTROL PERSONS.....35

DISCLOSURE OF COMMISSION POSITION ON  INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES.................................................................35

WHERE YOU CAN FIND MORE INFORMATION...........................................35

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................................36

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................36

RECENT SALES OF UNREGISTERED SECURITIES.......................................39

EXHIBITS......................................................................40

UNDERTAKINGS..................................................................40

SIGNATURES....................................................................42

POWER OF ATTORNEY.............................................................42

                                     SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR BUSINESS

We are a natural resource exploration and production company currently engaged in the exploration and acquisition of mineral properties in the United States and within North America. As of the date of this Prospectus, we have not developed any properties.

We have no revenues, have incurred losses since our incorporation on July 22, 2005, and have relied upon the sale of our securities in unregistered private placement transactions to fund our operations. For the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and to pursue our exploration activities.

We were incorporated under the laws of Nevada effective July 22, 2005. Our principal offices are located at 11730 Briarwood Circle, Suite 1, Boynton Beach, Florida 33437. Our telephone number is (561) 523-1450.

THE OFFERING

________________________________________________________________________________
The Issuer:                              Quartz Ventures Inc.
________________________________________________________________________________

The Selling Stockholders:                We  sold  an  aggregate  of   2,300,000
                                         shares  to  the  selling   stockholders
                                         named in this  prospectus in connection
                                         with a private placement transaction we
                                         completed  on  December  12,  2005 at a
                                         price of $0.01  per  share.  All of the
                                         common  stock  to be  sold  under  this
                                         prospectus  will be  sold  by  existing
                                         shareholders  at a per  share  price of
                                         $0.02.
________________________________________________________________________________

Shares Offered by the Selling            The selling  stockholders may from time
Stockholders:                            to  time  offer  for   resale   up   to
                                         2,300,000 shares of our common stock.
________________________________________________________________________________

Offering Price:                          The  selling  stockholders  will  offer
their                                    shares of our  common  stock at a price
                                         of $0.02 per share until our shares are
                                         quoted on the OTC Bulletin  Board or in
                                         another     quotation    medium    and,
                                         thereafter, at prevailing market prices
                                         or  privately   negotiated   prices  or
                                         otherwise  as set forth  under "Plan of
                                         Distribution"  in this  prospectus.  We
                                         determined    this    offering    price
                                         arbitrarily based upon the price of the
                                         last sale of our shares to investors.
________________________________________________________________________________

Terms of the Offering:                   The selling stockholders will determine
when                                     and how they will sell the common stock
                                         offered  in this  prospectus.  Refer to
                                         "Plan of Distribution".
________________________________________________________________________________

Termination of the Offering:             The offering will  conclude when all of
the                                      2,300,000  shares of common  stock have
                                         been sold, the shares no longer need to
                                         be  registered  to be sold or we decide
                                         to  terminate   the   registration   of
                                         shares.
________________________________________________________________________________

Use of Proceeds:                         We  will not receive any  proceeds from
this                                     offering.
________________________________________________________________________________

No Present Public Market for Our         Our  common  stock  is  not   presently
Common Stock:                            listed  for  trading on any  securities
                                         exchange or market.  We intend to apply
                                         to have  our  shares  of  common  stock
                                         quoted on the OTC Bulletin Board at the
                                         time  the  registration   statement  of
                                         which  this  prospectus  forms  a  part
                                         becomes effective.
________________________________________________________________________________

________________________________________________________________________________
Outstanding Shares of Common Stock:      There  are  5,440,000  shares  of   our
common                                   stock issued and  outstanding as at the
                                         date of this prospectus.
________________________________________________________________________________

Risk Factors:                            See  "Risk  Factors"   and  the   other
information                              in this  prospectus for a discussion of
                                         the factors you should  consider before
                                         deciding   to  invest  in  our   common
                                         shares.
________________________________________________________________________________


SUMMARY OF FINANCIAL DATA

All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The following financial data has been derived from and should be read in conjunction with our audited financial statements from our inception (July 22, 2005) to April 30, 2008 together with the notes thereto and the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                               BALANCE SHEET DATA
                                                                      AS AT APRIL 30, 2008              AS AT APRIL 30, 2007
                                                                            (AUDITED)                        (AUDITED)
                                                               ____________________________________ _____________________________
ASSETS
   Cash                                                                  $ 18,187                          $ 24,332
                                                               ____________________________________ _____________________________
   Total assets                                                          $ 18,187                          $ 24,332
                                                               ____________________________________ _____________________________
CURRENT LIABILITIES
                                                               ____________________________________ _____________________________
    Accounts payable and accrued liabilities                             $    -0-                          $    -0-
                                                               ____________________________________ _____________________________
    Total Current Liabilities                                                 -0-                               -0-
TOTAL STOCKHOLDERS' EQUITY                                                 18,187                            24,332

                                                               ____________________________________ _____________________________
   Total liabilities and stockholder's equity                            $ 18,187                          $ 24,332
                                                               ____________________________________ _____________________________

                          STATEMENT OF OPERATIONS DATA
                                                                                                             CUMULATIVE FROM
                                                                                                              JULY 22, 2005
                                                   FOR THE YEAR ENDED APRIL             FOR THE            (DATE OF INCEPTION)
                                                           30, 2008            YEAR ENDED APRIL 30, 2007    TO APRIL 30, 2008
                                                         (AUDITED)                     (AUDITED)                 (AUDITED)
                                                  ___________________________ ____________________________ ______________________
REVENUES                                               $     -                     $      -                   $       -
                                                  ___________________________ ____________________________ ______________________
EXPENSES
   Bank charges and interest                               100                           84                         252
   Mineral property                                        -0-                        8,000                       8,000
   Office expenses                                         -0-                           16                         516
   Professional fees                                     6,045                          -0-                       6,045
                                                  ___________________________ ____________________________ ______________________
TOTAL OPERATING EXPENSES                                 6,145                        8,100                      14,813
                                                  ___________________________ ____________________________ ______________________
NET LOSS                                               $(6,145)                     $(8,100)                   $(14,813)
                                                  ___________________________ ____________________________ ______________________

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE WILL NEED TO RAISE ADDITIONAL FINANCING TO COMPLETE FURTHER EXPLORATION.

We were incorporated on July 22, 2005, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring certain mineral claims located in the Alberni Mining Division in British Columbia, Canada. Therefore, our ability to operate our business successfully remains untested. If we are successful in developing the property underlying our mineral claims, we anticipate that we will retain future earnings, if any, and other cash resources for the future operation and development of our business as appropriate. We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs. For these reasons, we may never achieve profitability or pay dividends.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral properties. Furthermore, if the costs of our planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued exploration of current and future mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing will not be an alternative to us as all of our properties are in the exploration stage. Alternatively, we may finance our business by offering an interest in any of our future mineral properties to be earned by another party or parties carrying out further exploration and development thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our mineral properties. Further, if we are able to establish that development of our mineral properties is commercially viable, our inability to raise additional financing at this stage would result in our inability to place our mineral properties into production and recover our investment. We may not discover commercially exploitable quantities of mineral on our properties that would enable us to enter into commercial production, and achieve revenues and recover the money we spend on exploration.

Our properties do not contain reserves in accordance with the definitions adopted by the Securities and Exchange Commission, and there is no assurance that any exploration programs that we out will establish reserves. Our mineral properties are in the exploration stage as opposed to the development stage and have no known body of economic mineralization. The known mineralization at these projects has not yet been determined, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral properties, which future exploration may include the completion of feasibility studies necessary to evaluate whether commercial mineable mineral exists on any of our properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of mineral. Any determination that our properties contain commercially recoverable quantities of mineral may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economical. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed in the future.

WE DO NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPLETE OUR RECOMMENDED EXPLORATION PROGRAM AND TO CONTINUE OPERATIONS BEYOND THE NEXT TWELVE MONTHS.

We have incurred a net loss of $14,813 for the period from July 22, 2005 (date of inception) to April 30, 2008, and we have no revenues to date. At April 30, 2008, we had cash of $18,187 and working capital of $18,187, which may not be sufficient to maintain our administrative costs, to commence phase one of the exploration program recommended by our consulting geologist, and to meet our planned business objectives during the next twelve months. Management recognizes that we will need to generate additional financial resources in order to complete further phases of our recommended exploration program and to meet our planned business objectives beyond the next twelve months. If we are unable to obtain adequate additional financing, we will be prevented from engaging in operations and exploration activities and our business will fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND ON THE PROPERTY UNDERLYING OUR MINERAL CLAIMS AND THAT OUR BUSINESS WILL FAIL.

We have not begun the recommended exploration program on the property underlying our mineral claims and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of minerals on the property. You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals on the property underlying our mineral claims. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the property underlying our mineral claims that we plan to undertake. Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labour, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan. In addition, any determination that the property underlying our mineral claims contains commercially recoverable quantities of minerals may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property underlying our mineral claims can be commercially developed in the future.

AS PART OF OUR GROWTH STRATEGY, WE INTEND TO ACQUIRE ADDITIONAL MINERAL EXPLORATION PROPERTIES.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

WE ARE RELATIVELY A NEW ENTRANT INTO THE MINERAL EXPLORATION AND DEVELOPMENT INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY.

Since inception, our activities have been limited to organizational efforts and obtaining working capital. It has only been since 2005 that our business operations and focus is on acquiring a very limited number of properties. As a result, there is no information regarding production or revenue generation. As a result, our future revenues may be limited. The business of mineral exploration is subject to many risks and if mineral is found in economic production quantities, the potential profitability of future possible mining ventures depends upon factors beyond our control. The potential profitability of mining mineral properties if economic quantities of mineral is found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights;
(ii) geological problems; (iii) metallurgical and other processing problems;

(iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected grades of mineral; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits;
(viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

THE RISKS ASSOCIATED WITH EXPLORATION AND DEVELOPMENT AND, IF APPLICABLE, MINING COULD CAUSE PERSONAL INJURY OR DEATH, ENVIRONMENTAL DAMAGE, DELAYS IN MINING, MONETARY LOSSES AND POSSIBLE LEGAL LIABILITY.

We are not currently engaged in mining or developmental operations because we are in the exploration phase and have not yet any proved mineral reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

MINERAL PRICES MAY NOT SUPPORT CORPORATE PROFIT.

Mineral prices have been highly volatile, and are affected by numerous international economic and political factors which we have no control. The price of minerals is affected by numerous factors beyond our control, including the demand, increased supplies from both existing and new mineral mines, sales of minerals from existing government stockpiles, and political and economic conditions. Our long-term success is highly dependent upon the price of minerals, as the economic feasibility of any ore body discovered on our properties would in large part be determined by the prevailing market price of that mineral. If a profitable market does not exist, we could have to cease operations.

OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on the property underlying our mineral claims and any other property that we may acquire. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the property underlying our mineral claims or any property we may acquire. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of minerals on any such properties.

AS WE UNDERTAKE EXPLORATION OF THE PROPERTY UNDERLYING OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

IF THERE IS A DEFECT WITH RESPECT TO TITLE OF OUR MINERAL CLAIMS, OUR BUSINESS MAY FAIL.

We own certain mineral claims in British Columbia, Canada. Although we believe that we have taken all appropriate steps to determine that we have title to these claims, there is no guarantee that there are no defects with respect to title of the mineral claims. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we do not have clear title to our mineral claims, our business may fail and you may lose your entire investment in our common stock.

IF WE ARE UNABLE TO MAINTAIN OUR MINERAL CLAIMS, THEN OUR BUSINESS WILL FAIL.

We own mineral claims in the British Columbia, Canada. British Columbia's Mineral Tenure Act requires that a holder of title to mineral claims must spend at least CDN$0.40 per hectare per year (in the form of expenditures or payment of a fee in lieu thereof) in order to keep claims in good standing. Our mineral claims cover a total area of approximately 485,021 hectares. Thus, the annual cost of compliance with the Mineral Tenure Act with respect to our mineral claims is currently approximately CDN $4.00 for the first three years and CDN $8.00 thereafter per year. The claims are in good standing with the Province of British Columbia. As such, exploration work with a minimum value of approximately CDN $1,940.08 (or payment of a fee in lieu thereof) is required before October 31 of each year in order to maintain the claims in good standing for an additional year. If we fail to meet these requirements on a timely basis, our mineral claims will lapse. Accordingly, you could lose all or part of your investment in our common stock.

WE ARE SUBJECT TO RISKS INHERENT IN THE MINING INDUSTRY, AND AT PRESENT WE DO NOT HAVE ANY INSURANCE AGAINST SUCH RISKS. ANY LOSSES WE MAY INCUR THAT ARE ASSOCIATED WITH SUCH RISKS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS WHICH WILL HAVE A MATERIAL ADVERSE EFFECT UPON OUR RESULTS OF OPERATIONS.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, such insurance may not be available to us at economically feasible premiums or at all. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

IF WE DO NOT FIND A JOINT VENTURE PARTICIPANT FOR THE CONTINUED EXPLORATION OF THE PROPERTY UNDERLYING OUR MINERAL CLAIMS, WE MAY NOT BE ABLE TO ADVANCE THE EXPLORATION WORK.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property underlying our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party. A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in our mineral claims to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

BECAUSE OF THE FIERCELY COMPETITIVE NATURE OF THE MINING INDUSTRY, WE MAY BE UNABLE TO MAINTAIN OR ACQUIRE ATTRACTIVE MINING PROPERTIES ON ACCEPTABLE TERMS, WHICH WILL MATERIALLY AFFECT OUR FINANCIAL CONDITION.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

WE RELY ON KEY MEMBERS OF MANAGEMENT, THE LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us. In particular, our success is highly dependant upon the efforts of our sole officer, Richard Goodhart, and our directors, the loss of whose services would have a material adverse effect on our success and development.

BECAUSE OUR SOLE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our sole officer, Richard Goodhart, who serves as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and as one of our directors, is spending only approximately 20% of his business time on providing management services to us. While we believe that Mr. Goodhart presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the Financial Industry Regulatory Authority's (FINRA) OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to 44.1% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

RESALE RESTRICTIONS FOR BRITISH COLUMBIA RESIDENTS MAY LIMIT THE ABILITY OF SUCH RESIDENTS TO RESELL THEIR SHARES IN THE U.S., WHICH WILL AFFECT THE PRICE AT WHICH THEIR SHARES MAY BE SOLD.

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the SECURITIES EXCHANGE ACT OF 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

ONE OF DIRECTORS IS OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

One of our directors is a national and/or resident of a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from any forward-looking statement. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

                         DETERMINATION OF OFFERING PRICE

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent offering of our shares, which was effected at $0.02 per share. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 2,300,000 shares of common stock covered by this prospectus at a per share price Of $0.02, consisting of shares issued in the private placement transaction we completed on December 12, 2005 at a price of $0.01 per share. We completed the offering of the shares in a transaction pursuant to Rule 903 of Regulation S under the Securities Act.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1. the number of shares owned by each selling stockholder prior to this offering;

2. the total number of shares that are to be offered by each selling stockholder;

3. the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4. the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Total shares to be owned upon completion of this offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than any relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.




                                                                TOTAL NUMBER OF
                                                                  SHARES TO BE
                                                                  OFFERED FOR         TOTAL SHARES TO
                                            SHARES OWNED            SELLING            BE OWNED UPON         PERCENT OWNED
NAME OF SELLING                             PRIOR TO THIS         SHAREHOLDERS         COMPLETION OF       UPON COMPLETION OF
SHAREHOLDER                                  OFFERING(1)            ACCOUNT            THIS OFFERING        THIS OFFERING(2)
__________________________________________  _____________       ______________        _______________      __________________

PRIVATE PLACEMENT COMPLETED ON DECEMBER 12, 2005 AT A PRICE OF $0.01 PER SHARE
______________________________________________________________________________

 Cheveldean, Randy                             100,000              100,000                 -0-                   -0-
 Fix, Barbara                                  100,000              100,000                 -0-                   -0-
 Cramfield, T.A.                               100,000              100,000                 -0-                   -0-
 Fix, Irene                                    100,000              100,000                 -0-                   -0-
 Ramey, Edward                                 100,000              100,000                 -0-                   -0-
 Waines, Jason                                 100,000              100,000                 -0-                   -0-
 Trundle, James                                100,000              100,000                 -0-                   -0-
 Bryan, Len                                    100,000              100,000                 -0-                   -0-
 Cvetkoviv, Sanjin                             100,000              100,000                 -0-                   -0-
 Scobdan, Spasoejvie                           100,000              100,000                 -0-                   -0-
 Wigen, David A.                               100,000              100,000                 -0-                   -0-
 McAdam, Bruce                                 100,000              100,000                 -0-                   -0-
 Moen, Dean Bradlewy                           100,000              100,000                 -0-                   -0-
 Rankin, Scott                                 100,000              100,000                 -0-                   -0-
 Blair, Bonnie                                 100,000              100,000                 -0-                   -0-
 Ennis, Don                                    100,000              100,000                 -0-                   -0-
 Ennis, Ryan                                   100,000              100,000                 -0-                   -0-
 Peers, Brian                                  100,000              100,000                 -0-                   -0-
 Peers, Heather                                100,000              100,000                 -0-                   -0-
 Kinsky, Andrea                                100,000              100,000                 -0-                   -0-
 Toews, Ron                                    100,000              100,000                 -0-                   -0-
 Dillon, John                                  100,000              100,000                 -0-                   -0-
 Rankin, Fraser                                100,000              100,000                 -0-                   -0-

 TOTAL:                                      2,300,000            2,300,000                 -0-                   -0-


(1) Beneficial ownership calculation under Rule 13d-3 of the SECURITIES AND EXCHANGE ACT OF 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any

                                       13


      person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) Based on 5,440,000 shares of our common stock issued and outstanding as of the date of this prospectus.


Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

                              PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

OFFERING PRICE

The selling stockholders acquired their shares pursuant to a private placement offering at the price of $0.01 per share. In accordance with this Prospectus, the selling stockholders will sell their shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.    the market price prevailing at the time of sale;

2.    a price related to such prevailing market price; or

3.    such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.    ordinary brokerage transactions in which the broker solicits purchasers;

4.    through options, swaps or derivative;

5. privately negotiated transactions; or 6. in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

SALES BY RESIDENTS OF BRITISH COLUMBIA

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident stockholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $25,000 including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of an aggregate of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there are 5,440,000 shares of our common stock issued and outstanding held by 32 shareholders of record.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote, except that at all elections of directors, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder's shares of capital stock entitled to vote, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no sinking fund or redemption provisions applicable to our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane D. Dalmy, Esq., legal counsel, has provided an opinion on the validity of the share of our common stock that are the subject of this prospectus.

The audited consolidated financial statements included in this prospectus have been audited by RBSM, LLP, Certified Public Accountants, which is an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

                     DESCRIPTION OF BUSINESS AND PROPERTIES

INCORPORATION AND ORGANIZATIONAL ACTIVITIES

We were incorporated on July 22, 2005 under the laws of the State of Nevada. On the date of our incorporation, we appointed Glenn Ennis as our sole officer and director. On July 15, 2008, Mr. Ennis resigned as the President/Chief Executive Officer/Chief Financial Officer/Secretary, but remains as a member of the Board of Directors. On July 15, 2008, Richard Goodhart was appointed as the President/Chief Executive Officer/Chief Financial Officer/Treasurer and a member of our Board of Directors.

OUR BUSINESS

MINERAL CLAIM

Since inception, we were an exploration stage company engaged in the acquisition and exploration of mineral properties. On January 15, 2007, we entered into a purchase and sale agreement with David Heyman (the "Agreement") to acquire a100% interest in two mineral claims located in the Alberni Mining Division, British Columbia, for total consideration of $8,000.00 (collectively, the "Claim") As of the date of this Prospectus, the Claim is in good standing and held in trust for us by the vendor of the property, David Heyman. Upon our request, Mr. Heyman will have the Claim recorded in our name with the appropriate mining recorder. We had paid $5,000 to a geologist for analysis of the property underlying our Claim.

We had obtained a geological report on the property underlying our Claim. The geology report dated February 19, 2007 recommended renewed work in the project area with the objective being to delineate viable targets for diamond drilling. The first priority should be a comprehensive review of reports and maps pertaining to all past exploration work, including surface surveys, drilling, trenching and underground exploration followed by a field examination of the subject area. The review should include preparation of compilations of all available maps and sections pertaining to the property adjusted to common scales to permit accurate comparisons of data from different projects. The geophysical data, in particular the chargeability surveys previously carried our, should be professionally re-evaluated and an effort should be made to re-locate the survey grids. Their positions along with those of all known mineral occurrences, trenches, drill holes, adits and geographical features should be established with the aid of GPS instruments. Completion of this phase is expected to identify gaps in data and areas where additional effort is needed and to permit design of an appropriate program of additional work.

The nature and extent of any follow-up work will be contingent on the results of the review but it is recommended that provision be made for a preliminary program of geological mapping, fill-in soil sampling and possibly trenching particularly in the areas of the chargeability anomalies. Consideration should be given to the application of mobile metal ion geochemistry as an approach to overcoming apparent difficulties with heavy overburden in parts of the property.

An estimate of the cost of the proposed initial review and field examination is $13,000. Provision of an additional budget of $71,000 is recommended for the contingent exploration work that would be required to complete the follow-up surveys.

EXPLORATION STAGE COMPANY

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain minerals for the purpose of discovering the presence of such minerals, if any, and its extent. There is no assurance that commercially viable minerals exist on the property underlying our Claim, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable reserve on the property underlying our interests, and there is no assurance that we will discover one.

PROPERTY DESCRIPTION


The property consists of two contiguous claims listed in the table below:

        CLAIM NUMBER AND NAME     AREA (IN HECTARES)       EXPIRY DATE
       _______________________    __________________    _________________
       548275 - Horse's Wither          442.845         December 30, 2008
           549813-Fetlock                42.176          January 18, 2009
             TOTAL AREA:                485.021                 --

The following map shows the general location of the property within the Province of British Columbia, and also shows the location of the specific mineral claim blocks, identified in the map below by the tenure numbers listed in the table above:

                                [MAP GOES HERE]
  Figure 1. The Deer Bay prospect area including the Horses Wither and Getlock
            Mineral Claims, Alberni Mining Division, B.C. (Scale - 1:250,000)


EXPLORATION PROGRAM

We will engage a geologist to provide a further analysis of the property and potential for minerals. Our initial program should subsequently be to prospect the property locating all signs of unreported previous work and record the results by global positioning system (GPS) coordinates. After all previous work areas have been accurately located, a geologist can rapidly produce a detailed geological map of the property delineating the favourable areas. Samples should be carefully collected from all exposure of the formation and analyses performed.

The requirement to raise further funding for exploration beyond that obtained for the next six month period continues to depend on the outcome of geological and engineering testing occurring over this interval. If results provide the basis to continue development and geological studies indicate high probabilities of sufficient production quantities, we will attempt to raise capital to further our mining program, build production infrastructure, and raise additional capital for further land acquisitions. This includes the following activity:

      o   Review all available information and studies.

      o   Digitize all available factual information.

      o Complete an NI 43-101 Compliant Report with a qualified geologist familiar with mineralization.

      o Determine feasibility and amenability of extracting the minerals via an ISL operation.

      o   Create investor communications materials, corporate identity.

      o   Raise funding for mineral development.

      o Target further leases for exploration potential and obtain further funding to acquire new development targets.

COMPETITION

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking mineral based exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime mineral exploration prospects and then exploit such prospects. Competition for the acquisition of mineral exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable mineral exploration properties will be available for acquisition and development.

MINERAL EXPLORATION REGULATION

Our mineral exploration activities are, or will be, subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. Our activities may be subject to certain federal, state and local laws and regulations, relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations does not appear to have a future material effect on our operations or financial condition to date. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. However, such laws and regulations, whether national or local, are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have not been incurred to date with respect to compliance with environmental laws but such costs may be expected to increase with an increase in scale and scope of exploration.

Mineral exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Mineral exploration operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mineral exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this Prospectus, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

EMPLOYEES

As of the date of this Prospectus we have no significant employees other than Richard Goodhart, our sole officer and a director, and Glenn Ennis, a director. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the property underlying our interests in order to carry out our plan of operations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patent or trademark.

                                LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not presently listed for trading on any securities exchange or market. We intend to apply to list our shares of common stock for trading on the OTC Bulletin Board at the time the registration statement of which this prospectus forms a part becomes effective.

CONVERTIBLE SECURITIES

As of the date of this Prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

144 SHARES

The SEC has recently enacted changes to Rule 144, which took effect on February 15, 2008. In general, under revised Rule 144, the following guidelines will apply:



                                                                            NON-AFFILIATE (AND HAS NOT BEEN AN AFFILIATE DURING
                     AFFILIATE OR PERSON SELLING ON BEHALF OF AN AFFILIATE                THE PRIOR THREE MONTHS)
                     _____________________________________________________  ___________________________________________________

RESTRICTED           DURING SIX-MONTH HOLDING  PERIOD--no  resales under    DURING SIX-MONTH HOLDING  PERIOD - no resales under
SECURITIES OF        Rule 144 permitted                                     Rule 144 permitted
REPORTING ISSUERS
                     AFTER  SIX-MONTH  HOLDING   PERIOD--may   resell  in   AFTER SIX-MONTH HOLDING PERIOD BUT BEFORE ONE
                     accordance with all Rule 144 requirements, including   YEAR - unlimited  public resales under Rule 144
                     current  public  information, volume  limitations,     except that the current  public  information
                     manner of sale requirements for equity securities,     requirement still applies
                     and filing of Form 144

                                                                            AFTER ONE YEAR HOLDING PERIOD - unlimited public
                                                                            resales under Tule 144, need not comply with any
                                                                            other Rule 144 requirements


RESTRICTED           DURING ONE-YEAR HOLDING PERIOD - no resales under      DURING ONE-YEAR HOLDING PERIOD - no resales under
SECURITIES OF        Rule 144 permitted                                     Rule 144 permitted
NON-REPORTING
ISSUERS              AFTER ONE-YEAR HOLDING PERIOD - may resell in          AFTER ONE YEAR HOLDING PERIOD - unlimited public
                     accordance with all Rule 144 requirements, including   resales under Rule 144, need not comply with any
                     current public information, volume limitations,        other Rule 144 requirements
                     manner of sale requirements for equity securities,
                     and filing of Form 144

Unless and until the  Registration  Statement of which this  Prospectus  forms a part is declared effective by the SEC and we subsequently file a registration statement on Form 8-A to register our common stock (which we intend to do upon receipt of notification of effectiveness of the Registration Statement of which this Prospectus forms a part), we will be considered a "non-reporting" issuer such that the guidelines set forth in the bottom row of the chart above will be applicable. Once the Registration Statement of which this Prospectus forms a part is declared effective and we file a Registration Statement on Form 8-A to register our common stock, we will be considered a "reporting company" such that the guidelines in the first row of the chart above will be applicable.

As of the date of this Prospectus, to the best of our knowledge and belief, the only "affiliates" of us (as such term is defined in Rule 144, are our officers and directors. As disclosed in this Prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management", our officers and directors are the beneficial owners of an aggregate of 3,000,000 shares of common stock, representing 55.1% of our currently issued and outstanding common stock. Mr. Ennis, one of our directors, acquired 3,000,000 shares as of August 3, 2005. As an affiliate, our director may sell such shares upon satisfaction of the relevant holding period for affiliates indicated above; provided that they comply will all other Rule 144 requirements.

As of the date of this Prospectus, "non-affiliates" of our company hold all of our securities not held by affiliates. As of the date of this Prospectus, all of our "non-affiliates" are those individuals listed as selling shareholders in this Prospectus. They acquired their shares as of December 12, 2005. Such non-affiliates may sell such shares upon satisfaction of the relevant holding period for non-affiliates indicated above, provided that they comply with any other applicable Rule 144 requirements as indicated above.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus we had 24 registered holders of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The NEVADA REVISED STATUTES, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus, we do not have any equity compensation plans in place.

                              FINANCIAL STATEMENTS

This Prospectus includes:

      o our audited financial statements from our inception (July 22, 2005) to April 30, 2008 and April 30, 2007, together with the notes thereto.

These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

                              QUARTZ VENTURES, INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JULY 31, 2008

                                   (UNAUDITED)

                              QUARTZ VENTURES, INC.


                                      INDEX

                                                                           Page
                                                                          Number

PART I   FINANCIAL INFORMATION

     Item 1.  Financial Statements (unaudited)

              Condensed Balance Sheets - July 31, 2008 (Unaudited) and
              April 30, 2008                                                 F-1

              Unaudited Condensed Statements of Losses - Three Months
              Ended July 31, 2008 and July 31, 2007 and from the period
              July 22, 2005 (date of inception) to July 30, 2008             F-2

              Unaudited Condensed Statements of Stockholders Deficit for
              the period from July 22, 2005 (date of inception) to
              July 31, 2008                                                  F-3

              Unaudited Condensed Statements of Cash Flows - Three Months
              Ended July 31, 2008, July 31, 2007 and from the period
              July 22, 2005 (date of inception) to July 31, 2008             F-4

          Notes to Unaudited Condensed Financial Statements                  F-5


QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS
_________________________________________________________________________________________________


                                                                       JULY 31,         APRIL 30,
                                                                           2008              2008
                                                                       _________        _________
                                                                      (Unaudited)
                                     ASSETS

CURRENT ASSETS
       Cash                                                            $  15,465        $  18,187
_________________________________________________________________________________________________

TOTAL ASSETS                                                           $  15,465        $  18,187
=================================================================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
       Loan from related party                                         $  12,000        $       -
_________________________________________________________________________________________________

       TOTAL CURRENT LIABILITIES                                          12,000                -
_________________________________________________________________________________________________


STOCKHOLDERS' EQUITY
       Capital stock
         Authorized:
         75,000,000 common shares with a par value of $0.001
         Issued and outstanding:
           5,440,000 common shares as of July 31, 2008 and April
         30, 2008                                                          5,440            5,440
       Additional paid-in-capital                                         27,560           27,560
       Deficit accumulated during the exploration stage                  (29,535)         (14,813)
_________________________________________________________________________________________________

TOTAL STOCKHOLDERS' EQUITY                                                 3,465           18,187
_________________________________________________________________________________________________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  15,465        $  18,187
=================================================================================================


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONDENSED FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(A EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF LOSSES
(UNAUDITED)
_________________________________________________________________________________________________


                                                                                     CUMULATIVE
                                                                                        FROM
                                                                                    JULY 22, 2005
                                                 THREE MONTHS     THREE MONTHS        (DATE OF
                                                  ENDED JULY          ENDED         INCEPTION) TO
                                                   31, 2008       JULY 31, 2007     JULY 31, 2008
_________________________________________________________________________________________________
     COSTS AND EXPENSES:
     Bank charges and interest                    $      109       $       20         $     361
     Filing and transfer agent fees                    1,240                -             1,240
     Mineral property                                  3,319                -            11,319
     Office expenses                                     104                -               620
     Professional fees                                 9,950            5,795            15,995
_________________________________________________________________________________________________

Total operating expenses                              14,722            5,815            29,535
_________________________________________________________________________________________________

Net loss from operations                             (14,722)          (5,815)          (29,535)
_________________________________________________________________________________________________

Net loss before provision for income taxes           (14,722)          (5,815)          (29,535)
_________________________________________________________________________________________________

Income taxes (benefit)                                     -                -                 -
_________________________________________________________________________________________________

Net loss                                          $  (14,722)      $   (5,815)        $ (29,535)
=================================================================================================


LOSS PER SHARE - BASIC AND DILUTED                $    (0.00)      $    (0.00)
=================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING  (BASIC AND FULLY DILUTED)             5,440,000        5,440,000
=================================================================================================


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONDENSED FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(A EXPLORATION STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
FROM JULY 22,  2005 (DATE OF INCEPTION) TO JULY 31 2008
(UNAUDITED)
______________________________________________________________________________________________________________


                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                      NUMBER OF                     ADDITIONAL       DURING THE
                                       COMMON           PAR          PAID-IN-        DEVELOPMENT
                                       SHARES          VALUE         CAPITAL            STAGE           TOTAL
______________________________________________________________________________________________________________

August 3, 2005
  Subscribed for cash at $0.001       3,000,000       $ 3,000        $      -         $      -         $ 3,000
August 31, 2005
  Subscribed for cash at $0.01          400,000           400           3,600                -           4,000
September 20, 2005
  Subscribed for cash at $0.01          700,000           700           6,300                -           7,000
October 11, 2005
  Subscribed for cash at $0.01          600,000           600           5,400                -           6,000
November 30, 2005
  Subscribed for cash at $0.01          600,000           600           5,400                -           6,000
December 15, 2005
  Subscribed for cash at $0.05          140,000           140           6,860                -           7,000
Net Loss                                      -             -               -             (568)           (568)
______________________________________________________________________________________________________________
Balance, April 30, 2006               5,440,000         5,440          27,560             (568)         32,432
Net loss                                      -             -               -           (8,100)         (8,100)
______________________________________________________________________________________________________________
Balance, April 30, 2007               5,440,000         5,440          27,560           (8,668)         24,332
Net loss                                      -             -               -           (6,145)         (6,145)
______________________________________________________________________________________________________________
Balance, April 30, 2008               5,440,000         5,440          27,560          (14,813)         18,187
Net loss                                      -             -               -          (14,722)        (14,722)
______________________________________________________________________________________________________________
Balance, July 31, 2008                5,440,000       $ 5,440        $ 27,560         $(29,535)        $ 3,465
==============================================================================================================


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONDENSED FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(A EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
_________________________________________________________________________________________________________________


                                                                                                     CUMULATIVE
                                                                                                        FROM
                                                                                                      JULY 22,
                                                           THREE MONTHS         THREE MONTHS        2005 (DATE OF
                                                          ENDED JULY 31,       ENDED JULY 31,       INCEPTION) TO
                                                               2008                 2007            JULY 31, 2008
_________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                              $(14,722)            $ (5,815)           $ (29,535)
_________________________________________________________________________________________________________________

     Net cash used in operations                              (14,722)              (5,815)             (29,535)
_________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
         Loan from related party                               12,000                    -               12,000
         Shares subscribed for cash                                 -                    -               33,000
_________________________________________________________________________________________________________________

       Net cash provided by financing activities               12,000                    -               45,000
_________________________________________________________________________________________________________________

Net (decrease) increase in cash and equivalents                (2,722)              (5,815)              15,465

Cash and equivalents at the beginning of the period            18,187               24,332                    -
_________________________________________________________________________________________________________________

Cash and equivalents at the end of the period                $ 15,465             $ 18,517            $  15,465
=================================================================================================================

       SUPPLEMENTAL CASH FLOW INFORMATION:

       Cash paid for:

       Interest                                              $      -             $      -            $       -
=================================================================================================================

       Taxes                                                 $      -             $      -            $       -
=================================================================================================================


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONDENSED FINANCIAL STATEMENTS


QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


1.   BUSINESS AND BASIS OF PRESENTATION

     Quartz Ventures, Inc. ("the Company") was incorporated on July 22, 2005 under the laws of State of Nevada, U.S. with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's has a April 30, year end. The Company is in the exploration stage of its resource business.The Company commenced operations in 2006 by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $29,535 as at July 31, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

     CASH AND CASH EQUIVALENTS

     For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.

     EXPLORATION STAGE COMPANY

     The  Company  complies  with  the  Financial   Accounting  Standards  Board
     Statement No. 7, its characterization of the Company as an exploration stage enterprise.

     MINERAL INTERESTS

     Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at July 31, 2008, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     FOREIGN CURRENCY TRANSLATION

     The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     ENVIRONMENTAL COSTS

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     At July 31, 2008, full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

     BASIC AND DILUTED LOSS PER SHARE

     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

     RESEARCH AND DEVELOPMENT

     The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial
     Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 for the period from July 22, 2005 (date of inception) to July 31, 2008.

QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue Recognition

     The Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

     SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's d financial position and results of operations was not significant.

     From the date of inception through July 31, 2008, the Company has not generated any revenue to date.

     ADVERTISING

     The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended July 31, 2008 and 2007

     LIQUIDITY

     The Company has incurred net losses of $29,535 from its inception on July 22, 2005 through July 31, 2008. As of July 31, 2008, the Company's has excess of current assets over its current liabilities by $3,465, with cash and cash equivalents representing $15,465.

     STOCK-BASED COMPENSATION

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

     The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2006. The Company did not record any compensation expense for the period ended July 31, 2008 and 2007 as there were no stock options outstanding prior to the adoption or at July 31, 2008.

QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 " ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of SFAS No. 159 is not expected to have a material impact on the Company financial position, results of operations or cash flows.

     In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities" (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007. The Company does not expect that the adoption of EITF 07-3 will have a material impact on its financial position, results of operations or cash flows

     SFAS No. 141(R), "Business Combinations" -- This statement includes a number of changes in the accounting and disclosure requirements for new business combinations occurring after its effective date. The changes in accounting requirements include: acquisition costs will be expensed as incurred; noncontrolling (minority) interests will be valued at fair value; acquired contingent liabilities will be recorded at fair value; acquired research and development costs will be recorded at fair value as an intangible asset with indefinite life; restructuring costs will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and changes in income tax uncertainties after the acquisition date will generally affect income tax expense. The statement is effective for new business combinations occurring on or after the first reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141(R) is not expected to have a material impact on our financial position, results of operations or cash flows.

     SFAS  No.  160,   "Noncontrolling   Interests  in  Consolidated   Financial
     Statements:  An  Amendment  of ARB No. 51" -- This  statement  changes  the accounting and reporting for noncontrolling (minority) interests in subsidiaries and for deconsolidation of a subsidiary. Under the revised basis, the noncontrolling interest will be shown in the balance sheet as a separate line in equity instead of as a liability. In the income statement, separate totals will be shown for consolidated net income including noncontrolling interest, noncontrolling interest as a deduction, and consolidated net income attributable to the controlling interest. In addition, changes in ownership interests in a subsidiary that do not result in deconsolidation are equity transactions if a controlling financial interest is retained. If a subsidiary is deconsolidated, the parent company will now recognize gain or loss to net income based on fair value of the noncontrolling equity at that date. The statement is effective prospectively for fiscal years and interim periods beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material impact the financial position, results of operations or cash flows.

QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     SFAS No. 161. In March 2008, the Financial Accounting Standards Board (the "FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS 133; and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires: disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation; disclosure of the fair values of derivative instruments and their gains and losses in a tabular format; disclosure of information about credit-risk-related contingent features; and cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect that the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

     In May 2008, the FASB issued SFAS No. 162, "THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company does not expect the adoption of SFAS No. 162 will have a material effect on our financial position, results of operations or cash flows.

     Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial statements.


3.   MINERAL INTERESTS

     On January 15, 2007, the Company entered into a purchase and sale agreement to acquire a 100% interest in two mineral claims located in the Alberni Mining Division, BC for total consideration of $8,000.

     The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder. The property is good standing as at July 31, 2008.

4.   COMMON STOCK

     The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized. As of July 31, 2008 and April 30, 2008 the company has issued and outstanding 5,440,000 shares of common stock.

     During the year ended April 30, 2006, the Company issued 5,440,000 shares of common stock for total cash proceeds of $33,000. At July 31, 2008, there were no outstanding stock options or warrants.

5.   LOANS FROM RELATED PARTY

     As at July 31, 2008, a related party loaned $12,000 to the Company, bearing no interest and with no specific terms of repayments.

QUARTZ VENTURES, INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2008
(Unaudited)
________________________________________________________________________________


6.   INCOME TAXES

     As of July 31, 2008, the Company had net forwards of approximately $29,535 that may be available to reduce future years' taxable income t tax benefits which may arise as a result of these losses have not been recognized in these financoperating loss carry their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards. Components of deferred tax assets as of July 31, 2008 are as follows:

        Non current:

        Net operating loss carryforward     $ ?????

        Valuation allowance[s2]               ?????

        Net deferred tax asset              $    --

     In June 2006, the FASB issued FASB 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN 48, as required. As a result of implementing FIN 48, there has been no adjustment to the Company's financial statements and the adoption of FIN 48 did not have a material effect on the Company's financial statements for the period ended July 31, 2008.

                               QUARTZ VENTURES, INC.


                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS

                                 APRIL 30, 2008

                         INDEX TO FINANCIAL STATEMENTS


TABLE OF CONTENTS                                                           PAGE




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1

BALANCE SHEETS  AS OF APRIL 30, 2008 AND 2007                                F-2

STATEMENT OF LOSSES FOR THE YEARS ENDED APRIL 30, 2008 AND
2007 AND FOR THE PERIOD JULY 22, 2005 (DATE OF INCEPTION) TO
APRIL 30, 2008                                                               F-3

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD JULY 22, 2005
(DATE OF INCEPTION) TO APRIL 30, 2008                                        F-4

STATEMENT  OF CASH FLOWS FOR THE YEARS ENDED  APRIL 30, 2008 AND
2007 AND FOR THE PERIOD JULY 22, 2005 (DATE OF INCEPTION) TO
APRIL 30, 2008                                                               F-5

NOTES TO THE FINANCIAL STATEMENTS                                            F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Board of Directors
Quartz Ventures, Inc.


     We have audited the accompanying balance sheets of Quartz Ventures, Inc. (the "Company"), an exploration stage company, as of April 30, 2008 and 2007, and the related statements of losses, stockholder's equity and cash flows for the two years in the period ended April 30, 2008 and the period July 22, 2005 (date of inception) through April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quartz Ventures, Inc. at April 30, 2008 and 2007 and the results of its operations and its cash flows for the two years in the period ended April 30, 2008 and the period July 22, 2005 (date of inception) through April 30,2008 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ RBSM LLP
                                         Certified Public Accountants

New York, New York
July 31, 2008
                                       F-1



QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

_________________________________________________________________________________________________________________________
                                     ASSETS

                                                                                      APRIL 30,            APRIL 30,
                                                                                         2008                2007
                                                                                 __________________ _____________________
CURRENT ASSETS
       Cash                                                                      $          18,187  $             24,332

_________________________________________________________________________________________________________________________

TOTAL ASSETS                                                                     $          18,187  $             24,332
=========================================================================================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                  $               -  $                  -
_________________________________________________________________________________________________________________________

       TOTAL CURRENT LIABILITIES                                                                 -                     -
_________________________________________________________________________________________________________________________


STOCKHOLDERS' EQUITY
       Capital stock
         Authorized:
         75,000,000 common shares with a par value of $0.001
         Issued and outstanding:

           5,440,000 common shares as of April 30, 2008 and 2007                             5,440                 5,440
       Additional paid-in-capital                                                           27,560                27,560
       Deficit accumulated during the exploration stage                                    (14,813)               (8,668)

_________________________________________________________________________________________________________________________

TOTAL STOCKHOLDERS' EQUITY                                                                  18,187                24,332
_________________________________________________________________________________________________________________________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $          18,187   $            24,332
=========================================================================================================================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF LOSSES


_________________________________________________________________________________________________________________________

                                                                                                          CUMULATIVE
                                                                                                             FROM
                                                                                                           JULY 22,
                                                                                                         2005 (DATE OF
                                                                 YEAR ENDED          YEAR ENDED          INCEPTION) TO
                                                               APRIL 30, 2008      APRIL 30, 2007       APRIL 30, 2008
_________________________________________________________________________________________________________________________

       Costs and Expenses:
       Bank charges and interest                                      $    100           $      84             $     252
       Mineral property                                                      -               8,000                 8,000
       Office expenses                                                       -                  16                   516
       Professional fees                                                 6,045                   -                 6,045
_________________________________________________________________________________________________________________________

Total operating expenses                                                 6,145               8,100                14,813

_________________________________________________________________________________________________________________________

Net loss from operations                                                (6,145)             (8,100)              (14,813)

_________________________________________________________________________________________________________________________

Net loss before provision for income taxes                              (6,145)             (8,100)              (14,813)

_________________________________________________________________________________________________________________________

Income taxes (benefit)                                                       -                   -                     -
Net loss                                                              $ (6,145)          $  (8,100)            $ (14,813)

=========================================================================================================================

LOSS PER SHARE - BASIC AND DILUTED                                    $  (0.00)          $   (0.00)
=========================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
 (BASIC AND FULLY DILUTED)                                           5,440,000           5,440,000
=========================================================================================================================




    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM JULY 22,  2005 (DATE OF INCEPTION) TO APRIL 30, 2008


                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                               NUMBER OF                  ADDITIONAL      DURING THE
                                                COMMON          PAR        PAID-IN-      DEVELOPMENT
                                                SHARES         VALUE       CAPITAL          STAGE           TOTAL
_____________________________________________________________________________________________________________________

August 3, 2005
  Subscribed for cash at $0.001                  3,000,000      $ 3,000        $    -           $     -      $ 3,000
August 31, 2005

  Subscribed for cash at $0.01                     400,000          400         3,600                 -        4,000

September 20, 2005

  Subscribed for cash at $0.01                     700,000          700         6,300                 -        7,000

October 11, 2005

  Subscribed for cash at $0.01                     600,000          600         5,400                 -        6,000

November 30, 2005

  Subscribed for cash at $0.01                     600,000          600         5,400                 -        6,000

December 15, 2005

  Subscribed for cash at $0.05                     140,000          140         6,860                 -        7,000

Net Loss                                                 -            -             -              (568)        (568)


_____________________________________________________________________________________________________________________
Balance, April 30, 2006                         5,440,000         5,440        27,560             (568)       32,432
Net loss                                                -             -             -           (8,100)       (8,100)
_____________________________________________________________________________________________________________________
Balance, April 30, 2007                         5,440,000         5,440        27,560           (8,668)       24,332
Net loss                                                -             -             -           (6,145)       (6,145)
_____________________________________________________________________________________________________________________

Balance, April 30, 2008                         5,440,000       $ 5,440      $ 27,560         $(14,813)      $18,187
=====================================================================================================================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS



QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

________________________________________________________________________________________________________________________

                                                                                                         CUMULATIVE
                                                                                                            FROM
                                                                                                          JULY 22,
                                                                                                        2005 (DATE OF
                                                               YEAR ENDED           YEAR ENDED          INCEPTION) TO
                                                             APRIL 30, 2008       APRIL 30, 2007       APRIL 30, 2008
                                                             ________________ ____________________ _____________________

CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                   $  (6,145)  $           (8,100)  $           (14,813)
       Adjustments to reconcile net loss to net cash
          Accounts payable and accrued liabilities                        -                    -                     -
________________________________________________________________________________________________________________________

     Net cash used in operations                                     (6,145)              (8,100)              (14,813)
________________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
         Shares subscribed for cash                                        -                    -               33,000
________________________________________________________________________________________________________________________

       Net cash provided by financing activities                           -                    -               33,000
________________________________________________________________________________________________________________________


Net (decrease) increase in cash and equivalents                      (6,145)              (8,100)               18,187

Cash and equivalents at the beginning of the period                  24,332               32,432                     -

________________________________________________________________________________________________________________________


Cash and equivalents at the end of the period                     $  18,187   $           24,332   $            18,187

========================================================================================================================


       SUPPLEMENTAL CASH FLOW INFORMATION:

       Cash paid for:

       Interest                                                   $       -   $                -   $                 -
       =================================================================================================================

       Taxes                                                      $       -   $                -   $                 -
       =================================================================================================================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
Notes To The Financial Statements
April 30, 2008
________________________________________________________________________________

1.       BUSINESS AND BASIS OF PRESENTATION

         Quartz Ventures, Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on July 22, 2005, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of April. The Company is in the exploration stage of its resource business. During the year ended April 30, 2006, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

         These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $14,813 as at April 30, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The  financial   statements  of  the  Company  have  been  prepared  in
         accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.


         CASH AND CASH EQUIVALENTS

         For purposes of statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.


         EXPLORATION STAGE COMPANY

         The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

         MINERAL INTERESTS

         Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2008, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

         USE OF ESTIMATES AND ASSUMPTIONS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
Notes To The Financial Statements
April 30, 2008
________________________________________________________________________________

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FOREIGN CURRENCY TRANSLATION

         The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.


         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

         ENVIRONMENTAL COSTS

         Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

         INCOME TAXES

         The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         At April 30, 2008, full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

         BASIC AND DILUTED LOSS PER SHARE

         The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

         The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

         RESEARCH AND DEVELOPMENT

         The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from July 22, 2005 (date of inception) to April 30, 2008

         REVENUE RECOGNITION

         The Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

         SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's d financial position and results of operations was not significant.

         From the date of inception through April 30, 2008, the Company has not generated any revenue to date.

         ADVERTISING

         The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the year ended April 30, 2008 and 2007

         LIQUIDITY

         As shown in the accompanying financial statements, the Company has incurred net losses of $14,813 from its inception on July 22, 2005 through April 30, 2008. As of April 30, 2008, the Company's has excess of current assets over its current liabilities by $18,187, with cash and cash equivalents representing $18,187.

QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
Notes To The Financial Statements
April 30, 2008
________________________________________________________________________________


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.


         The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2006. The Company did not record any compensation expense for the year ended April 30, 2008 and 2007 because there were no stock options outstanding prior to the adoption or at April 30, 2008.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 " ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of SFAS No. 159 is not expected to have a material impact on the Company financial position, results of operations or cash flows.

         In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities" (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007. The Company does not expect that the adoption of EITF 07-3 will have a material impact on its financial position, results of operations or cash flows

         SFAS No. 141(R), "Business Combinations" -- This statement includes a number of changes in the accounting and disclosure requirements for new business combinations occurring after its effective date. The changes in accounting requirements include: acquisition costs will be expensed as incurred; noncontrolling (minority) interests will be valued at fair value; acquired contingent liabilities will be recorded at fair value; acquired research and development costs will be recorded at fair value as an intangible asset with indefinite life; restructuring costs will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and changes in income tax uncertainties after the acquisition date will generally affect income tax expense. The statement is effective for new business combinations occurring on or after the first reporting period beginning on or after December 15, 2008. The adoption of SFAS No. 141(R) is not expected to have a material impact on our financial position, results of operations or cash flows.

         SFAS No.  160,  "Noncontrolling  Interests  in  Consolidated  Financial
         Statements: An Amendment of ARB No. 51" -- This statement changes the accounting and reporting for noncontrolling (minority) interests in subsidiaries and for deconsolidation of a subsidiary. Under the revised basis, the noncontrolling interest will be shown in the balance sheet as a separate line in equity instead of as a liability. In the income statement, separate totals will be shown for consolidated net income including noncontrolling interest, noncontrolling interest as a deduction, and consolidated net income attributable to the controlling interest. In addition, changes in ownership interests in a subsidiary that do not result in deconsolidation are equity transactions if a controlling financial interest is retained. If a subsidiary is deconsolidated, the parent company will now recognize gain or loss to net income based on fair value of the noncontrolling equity at that date. The statement is effective prospectively for fiscal years and interim periods beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material impact the financial position, results of operations or cash flows.

         SFAS No. 161. In March 2008, the Financial Accounting Standards Board (the "FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS 133; and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires: disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation; disclosure of the fair values of derivative instruments and their gains and losses in a tabular format; disclosure of information about credit-risk-related contingent features; and cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect that the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

QUARTZ VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
Notes To The Financial Statements
April 30, 2008
________________________________________________________________________________


3.       MINERAL INTERESTS

         On January 15, 2007, the Company entered into a purchase and sale agreement to acquire a 100% interest in two mineral claims located in the Alberni Mining Division, BC for total consideration of $8,000.

         The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

4.       COMMON STOCK

         The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized. As of April 30, 2008 and 2007 the company has issued and outstanding 5,440,000 shares of common stock.

         During the year ended April 30, 2006, the Company issued 5,440,000 shares of common stock for total cash proceeds of $33,000. At April 30, 2008, there were no outstanding stock options or warrants.

5.       INCOME TAXES

         As of April 30, 2008, the Company had net operating loss carry forwards of approximately $14,813 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Components of deferred tax assets as of April 30, are as follows:

         Non current:
         Net operating loss carryforward    $ 14,813
         Valuation allowance                 (14,813)
                                            ________
         Net deferred tax asset             $      -
                                            ========


         In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN 48, as required. As a result of implementing FIN 48, there has been no adjustment to the Company's financial statements and the adoption of FIN 48 did not have a material effect on the Company's financial statements for the year ended April 30, 2008.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with our audited financial statements from our inception (July 22, 2005) to April 30, 2008, together with the notes thereto, and the section entitled "Description of Business", included in this Prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

1. Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board. Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness the registration statement of which this prospectus forms a part, and then obtain a trading symbol to facilitate quotation of our shares on the OTC Bulletin Board. We plan to apply to FINRA for a trading symbol to begin trading our shares on the OTC Bulletin Board once our common stock has been registered as a class under the Exchange Act. The remaining costs are expected to be approximately $20,500. The nature of these costs is audit, legal, transfer agent fees and SEC registration costs.

2. We plan to complete phase one of our recommended exploration program on the property underlying our interest at an estimated cost of $20,000. We expect to commence our exploration program in the fall of 2008, depending on weather conditions and the availability of personnel and equipment.

3. We anticipate spending approximately $750 per month in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $9,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

Thus, we estimate that our expenditures over the next twelve months will be approximately $49,500 ($20,500 to complete the registration of our shares and begin trading on the OTC Bulletin Board, $20,000 to complete phase one of our recommended exploration program, and $9,000 to cover ongoing general and administrative expenses. As at May 31, 2008, we had cash of $14,607. As of the date of this Prospectus, one of our directors, Glenn Ennis, has loaned us $12,000 as working capital to cover our immediate expenses. Our officers and directors intend to meet operating expenses by making personal loans and raising additional capital through private offerings. As such, we anticipate that our cash may be sufficient to enable us to complete phase one of our recommended exploration program, to pay for the costs of registering our shares and to begin trading on the OTC Bulletin Board, and to pay for our general and administrative expenses for approximately the next twelve months. In addition, we will require additional financing if we determine to proceed with subsequent phases of our recommended work program, Our recommended worked program is described in this Prospectus under the heading "Description of Business and Properties--Our Planned Exploration Program".

During the twelve-month period following the date of this Prospectus, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months. We believe that debt financing will not be an alternative for funding additional exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration program. In the absence of such financing, we will not be able to continue exploration of the property underlying our interests and our business plan will fail. Even if we are successful in obtaining equity financing to fund any continuation of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of the property underlying our interests. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims.

We may consider entering into a joint venture arrangement to provide the required funding to develop the property underlying our interests. We have not undertaken any efforts to locate a joint venture participant. Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of the property underlying our interests. If we enter into a joint venture arrangement, we would likely have to assign a percentage in our interest to the joint venture participant.

RESULTS OF OPERATION


We are an exploration stage company and have not generated any revenue to date. We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

The summarized financial data set forth in the table below is derived from and should be read in conjunction with our unaudited financial statements for the three month period ended July 31, 2008 and July 31, 2007, including the notes to those financial statements which are included in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following table sets forth selected financial information for the periods indicated.

RESULTS OF OPERATION

                                                   FOR THE PERIOD FROM
                          THREE-MONTH PERIOD          JULY 22, 2005
                          ENDED JULY 31, 2008        (INCEPTION) TO
                           AND JULY 31, 2007          JULY 31, 2008
                          ____________________________________________

                            2008       2007
Expenses
    Bank charges          $    109    $    20           $    361
       and interest
    Filing and               1,240        -0-              1,240
       transfer agent
       fees
    Mineral property         3,319        -0-             11,319
    Office expenses            104        -0-                620
    Professional             9,950      5,795             15,995
                          ____________________________________________
Net Loss                  $(14,722)   $(5,815)          $(29,535)


We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

THREE MONTH PERIOD ENDED JULY 31, 2008 COMPARED TO THREE MONTH PERIOD ENDED JULY 31, 2007.

Our net loss for the three month period ended July 31, 2008 was ($14,722) compared to a net loss of ($5,815) during the three month period ended July 31, 2008 (an increase of $8,907). During the three month periods ended July 31, 2008 and July 31, 2007, we did not generate any revenue.

During the three month period ended July 31, 2008, we incurred expenses of $14,722 compared to $5,815 incurred during the three month period ended July 31, 2007 (an increase of $8,907). These expenses incurred during the three month period ended July 31, 2008 consisted of: (i) bank charges and interest of $109 (2007: $20); (ii) filing and transfer agent fees of $1,240 (2007: $090); (iii) mineral property fees of $3,319 (2007: $-0-); (iv) office expense of $104 (2007:
$-0-); and (v) professional fees of $9,950 (2007: $5,795).

Expenses incurred during the three month period ended July 31, 2008 compared to the three month period ended July 31, 2007 increased primarily due to the increase in the scope of business activity related to our mineral interest and professional fees associated with our reporting requirements as a public company under the Securities Exchange Act of 1934, as amended. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Our net loss was ($14,722) during the three month period ended July 31, 2008 as compared to a net loss of ($5,815) during the three month period ended July 31, 2007. The weighted average number of shares outstanding was 5,440,000 for the three month periods ended July 31, 2008 and July 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

THREE MONTH PERIOD ENDED JULY 31, 2008

As at the three month period ended July 31, 2008, our current assets were $15,465 and our current liabilities were $12,000, which resulted in a working capital surplus of $3,465. As at the three month period ended July 31, 2008, total assets were comprised of $15,465 in cash. As at the three month period ended July 31, 2008, current liabilities were comprised of $12,000 in loan from related party.

As at fiscal year ended April 30, 2008, our total assets were $18,187 comprised of cash. The slight decrease in total assets during the three month period ended July 31, 2008 from fiscal year ended April 30, 2008 was primarily due to the decrease in cash for business operations.

As at fiscal year ended April 30, 2008, our total liabilities were $-0-. The increase in liabilities during the three month period ended July 31, 2008 from fiscal year ended April 30, 2008 was primarily due to the increase in loan from related party.

Stockholders' equity (deficit) decreased from $18,187 for fiscal year ended April 30, 2008 to $3,465 for the three month period ended July 31, 2008.

CASH FLOWS FROM OPERATING ACTIVITIES

We have not generated positive cash flows from operating activities. For the three month period ended July 31, 2008, net cash flows used in operating activities was ($14,722) consisting primarily of a net loss of ($14,722).

CASH FLOWS FROM FINANCING ACTIVITIES

We have financed our operations primarily from either advancements or the issuance of equity and debt instruments. For the three month period ended July 31, 2008, net cash flows provided from financing activities was $12,000. Cash flows from financing activities for the three month period ended July 31, 2008 consisted of $12,000 in loan from related party.

FISCAL YEAR ENDED APRIL 30, 2008 COMPARED TO FISCAL YEAR ENDED APRIL 30, 2007.

So - remainder of registration statement disclosure just continues.



REVENUES

We have had no operating revenues since our inception on July 22, 2005. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

EXPENSES AND LOSS FROM OPERATIONS

Our expenses and losses for the following periods are set forth below:



                                                                                                            CUMULATIVE FROM
                                                                                                             JULY 22, 2005
                                                   FOR THE YEAR ENDED     FOR THE YEAR ENDED               (DATE OF INCEPTION)
                                                     APRIL 30, 2008          APRIL 30, 2007                 TO APRIL 30, 2008
                                                       (AUDITED)               (AUDITED)                        (AUDITED)
                                                  ___________________________ ____________________________ ______________________

COSTS AND EXPENSES
   Bank charges and interest                                    $    100                   $     84                   $    252
   Mineral property                                                  -0-                      8,000                      8,000
   Office expenses                                                   -0-                         16                        516
   Professional fees                                               6,045                        -0-                      6,045
                                                  ___________________________ ____________________________ ______________________
TOTAL OPERATING EXPENSES                                       $   6,145                    $ 8,100                   $ 14,813
                                                  ___________________________ ____________________________ ______________________
NET LOSS                                                         ($6,145)                   ($8,100)                  ($14,813)



LIQUIDITY AND CAPITAL RESOURCES

We had cash of $18,187 and working capital of $18,187 at April 30, 2008.

CASH FLOWS

         CASH FLOWS FROM OPERATING ACTIVITIES

Net cash used in operating activities was $14,813 for the period from inception on July 22, 2005 to April 30, 2008, which represents the purchase price we paid to acquire our mineral claims. We anticipate that cash used in operating activities will increase over the next twelve months as discussed under "Plan of Operations" above.

         CASH FLOWS FROM FINANCING ACTIVITIES

We have funded our business to date primarily from sales of our common stock. From our inception on July 22, 2005 to April 30, 2008, we have raised a total of $33,000 from private offerings of our securities.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our principal independent accountants.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:



NAME                 AGE                        OFFICE HELD
__________________   ___     ___________________________________________________
Richard Goodhart     59      President, Chief Executive Officer, Chief Financial
                             Officer, Secretary, Treasurer and a director

Glenn Ennis          44      Director


Fred DaSilva         46      Director


The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:


RICHARD GOODHART has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a director since July 15, 2008. Since 2002, Mr. Goodhart has been an independent consultant through Briarwood Consulting Ltd., pursuant to which he provides consulting services to public and private companies pertaining to administrative, financial, development and marketing. From 1998 to approximately March 2002, Mr. Goodhart was the director and chief executive officer of a public company previously known as Accident Prevention Plus, Inc. and currently known as Inca Designs, Inc. Accident Prevention Plus Inc was a technology company engaged in the design, manufacture And distribution of on-board recording and specialty interface equipment for all Types of vehicles. Mr. Goodhart resigned as the chief executive officer and a Director of Accident Prevention Plus Inc. in approximately March 2002. Accident Prevention Plus subsequently ceased business operations and became inactive approximately during 2004. Mr. Goodhart has had over twenty years in international sales and marketing in the electronic component industry and fifteen years in purchasing management. He received the Small Business
Association Eastern Region 1996 Exporter of the Year award and had been nominated for the "Global Vision 2000" award for 1996. In addition, Mr. Goodhart was elected for the "Who's Who in International Electronics" for 1994 and 1995 and was a recipient of the New York State "Export Entrepreneur of the Year" award. Mr. Goodhart attended Western New England College where he majored in Business Management.


GLENN ENNIS has served as a director of our company since inception on July 22, 2005. From January 2001 to present, Mr. Ennis has been employed in the film industry as a stunt performer and stunt coordinator. From January 2005 to June 2007, Mr. Ennis was co founder and a director of Zoe Holdings, which owns and operates a retail pet food store in downtown Vancouver. Mr. Ennis has also been involved in various real estate holdings during the past 8 years, including development of resort properties in the Okanagan valley district of British Columbia. Mr. Ennis graduated from Kelowna Secondary in 1982 with honors and subsequently spent a year at Okanagan College in Kelowna B.C. taking University transfer courses. From 1983-1986 Mr. Ennis studied Arts and Physical Education at the University of British Columbia.


FRED DASILVA. Mr. DaSliva has served as a member of our Board of Directors since September 25, 2008. During the past twenty years, Mr. DaSilva has been involved with a wide variety of private and public companies providing consulting services in the areas of business planning and development, mergers and acquisitions, financing and business development. He has been directly involved in raising investment capital for several companies in the oil and gas sector that have been start-up and emerging growth public companies. Mr. DaSilva's responsibilities include sourcing of oil and gas prospects for acquisition and the leasing of key properties for exploration. From approximately 2007 to present, Mr. DaSilva has been engaged as a consultant. From approximately 2005 through 2006, Mr. DaSilva was the president of Frontier Energy. From approximately 2004 through 2005, Mr. DaSilva was the president of DMT Energy. From approximately 1994 through 2003, Mr. DaSilva was the president of Maddison Investments. And, from approximately 1986 through 1993, Mr. DaSilva was a senior buyer involved in negotiations and strategic planning for Pancanadian Petroleum.


TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees.

COMMITTEES OF THE BOARD OF DIRECTORS

We presently do not have an audit committee, a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our directors and officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.    any  conviction  in a criminal  proceeding  or being  subject to a pending
      criminal   proceeding   (excluding  traffic  violations  and  other  minor
      offences);

3. being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our sole officer during our fiscal year ended April 30, 2008.


                           SUMMARY COMPENSATION TABLE

___________________________________________________________________________________________________________________________
                                                                            NON-EQUITY   NON-QUALIFIED
                                                                            INCENTIVE    DEFERRED      ALL
                                                        STOCK    OPTION     PLAN         COMPENSATION  OTHER
NAME AND                            SALARY    BONUS    AWARDS    AWARDS     COMPENSATION EARNINGS      COMPENSATION  TOTAL
PRINCIPAL POSITION         YEAR      ($)       ($)       ($)       ($)         ($)         ($)         ($)           ($)
___________________________________________________________________________________________________________________________

Glenn Ennis               2007/2008  Nil       Nil       Nil       Nil         Nil         Nil         Nil           Nil
PRESIDENT, CEO, CFO,
SECRETARY & TREASURER
___________________________________________________________________________________________________________________________


The following table sets forth information as at April 30, 2008 relating to outstanding equity awards for our sole officer:


                   OUTSTANDING EQUITY AWARDS AT YEAR END TABLE

______________________________________________________________________________________________________________________________
                                    OPTION AWARDS                                       STOCK AWARDS
______________________________________________________________________________________________________________________________
NAME           NUMBER OF   NUMBER OF    EQUITY     OPTION     OPTION      NUMBER OF   MARKET       EQUITY       EQUITY
               SECURITIES  SECURITIES   INVENTIVE  EXERCISE   EXPIRATION  SHARES OR   VALUE OF     INCENTIVE    INCENTIVE
               UNDERLYING  UNDERLYING   PLAN       PRICE      DATE        UNITS OF    SHARES OR    PLAN         PLAN
               UNEXERCISED UNEXERCISED  AWARDS:    ($)                    STOCK THAT  UNITS OF     AWARDS:      AWARDS:
               OPTIONS     OPTIONS      NUMBER OF                         HAVE NOT    STOCK        NUMBER OF    MARKET OR
                 (#)         (#)        SECURITIES                        NOT VESTED  THAT HAVE    UNEARNED     PAYOUT VALUE
               EXERCISE-   UNEXER-      UNDERLYING                          ($)       NOT VESTED   SHARES,      OF UNEARNED
               ABLE        CISEALE      UNEXERCISED                                      (#)       UNITS OR     SHARES,
                                        UNEARNED                                                   OTHER RIGHTS UNITS OR
                                        OPTIONS                                                    THAT HAVE    OTHER RIGHTS
                                        (#)                                                        NOT VESTED   THAT HAVE
                                                                                                      (#)       NOT VESTED
                                                                                                                   ($)
______________________________________________________________________________________________________________________________

Glenn Ennis    Nil         Nil          Nil        N/A        N/A         N/A         N/A          N/A          N/A
______________________________________________________________________________________________________________________________



The following table sets forth information relating to compensation paid to our directors during our fiscal year ended April 30, 2008.


                           DIRECTOR COMPENSATION TABLE
________________________________________________________________________________________________________________________________
                                                                              NON-EQUITY   NON-
                                                                              INCENTIVE    QUALIFIED
                                FEES                                          PLAN         DEFERRED
                                EARNED OR                                     COMPEN-      COMPEN-      ALL OTHER
                                PAID            STOCK          OPTION         SATION       SATION       COMPEN-
                                IN CASH         AWARDS         AWARDS         EARNINGS     EARNINGS     SATION          TOTAL
       NAME           YEAR        ($)            ($)            ($)             ($)          ($)           ($)           ($)
________________________________________________________________________________________________________________________________
Glenn Ennis           2007         Nil           Nil           Nil             Nil           Nil           Nil           Nil
________________________________________________________________________________________________________________________________


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.


                                                                          AMOUNT AND NATURE OF
TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER ((1))      BENEFICIAL OWNER ((2))    PERCENT OF CLASS ((3))
__________________    __________________________________________      ________________________  ______________________

                      DIRECTORS AND OFFICERS:

 Common Stock         Richard Goodhart                                       2,900,000               53.3%

 Common Stock         Glenn Ennis                                              100,000                1.8%

                      OUR DIRECTORS AND OFFICERS AS A GROUP:                 3,000,000               55.1%

(1) The business address of our officers and director's is our company address, which is 11730 Briarwood Circle, Suite 1, Boynton Beach, Florida 33437.

(2) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.

(3) Based on the 5,440,000 shares of our common stock issued and outstanding as of the date of this Prospectus.


CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

                       TRANSACTIONS WITH RELATED PERSONS,
                      PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.    any of our directors or officers;

2.    any person proposed as a nominee for election as a director;

3. any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

4. any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

PURCHASE OF SHARES BY RICHARD GOODHART

Glenn Ennis, our prior President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and currently one of our directors, acquired 3,000,000 shares of our common stock at a price of $0.001 per share after our incorporation in July 2005. These shares were transferred during July 2008 to Richard Goodhart, our current officer and director, pursuant to a private sale.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at HTTP://WWW.SEC.GOV.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee:                                                $    90.39

Accounting fees and expenses:                                        $ 5,000.00

Legal fees and expenses:                                             $ 5,000.00

Transfer agent and registrar fees:                                   $ 2,000.00

Fees and expenses for qualification under state securities laws:     $        -

Miscellaneous (including Edgar filing fees):                         $ 1,000.00
                                                                     __________
Total:                                                               $13,002.91
                                                                     ==========

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

NEVADA REVISED STATUTES

Section 78.7502 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OUR ARTICLES OF INCORPORATION

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

2.    the payment of dividends in violation of NRS 78.300.

OUR BYLAWS

Our bylaws provide the following indemnification provisions:

RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in
Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders. The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the
Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment, repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Effective as of December 12, 2005, we completed a private placement of 2,300,000 shares at a price of $0.01 per share to a total of 23 purchasers. The total proceeds from this offering were $23,000.00. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

After our incorporation on July 22, 2005, we issued 3,000,000 shares of our common stock for consideration of $3,000 to our founding officer and director. This share issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.


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


Effective December 18, 2005, we completed a private placement of 140,000 shares at a price of $0.05 per share to a total of 7 purchasers. The total proceeds from this offering were $7,000.00. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

     EXHIBIT
     NUMBER         DESCRIPTION OF EXHIBIT

       3.1          Articles of Incorporation (1)

       3.2          Bylaws (1)

       5.1 Opinion of Diane Dalmy, Esq., with consent to use, regarding the validity of the securities being registered (1)

      10.2          Purchase and Sale Agreement dated January 15, 2007 (1)

      10.3          Form of Private Placement Subscription Agreement (1)

      23.1          Consent of Independent Registered Public Accounting Firm (1)

      23.2          Consent of Geologist (1)

      23.3          Consent of Counsel (included in Exhibit 5.1) (1)

      24.1 Power of Attorney (included in the signature page of this registration statement) (1)

(1) Incorporated and included as exhibits to the Registration Statement filed with the Securities and Exchange Commission on August 4, 2008.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of


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


          prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Remove from registration by means of a post-effective registration statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   __________

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boynton Beach, State of Florida on September 30, 2008.



                                   QUARTZ VENTURES, INC.


                                   By: /s/ RICHARD GOODHART
                                   _____________________________________________
                                   RICHARD GOODHART
                                   PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF
                                   FINANCIAL OFFICER, SECRETARY, TREASURER AND A DIRECTOR



                                POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Richard Goodhart as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                   TITLE                   DATE


/s/ RICHARD GOODHART
______________________   PRESIDENT, CHIEF EXECUTIVE OFFICER,  September 30, 2008
RICHARD GOODHART         CHIEF FINANCIAL OFFICER, SECRETARY,
                         TREASURER AND A DIRECTOR

/s/ GLENN ENNIS
______________________   DIRECTOR                             September 30, 2008
GLENN ENNIS



                                  __________



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